Exhibit 99.1

Contact:	Tracey Noe (Media)	Shep Dunlap (Investors)
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	news@mdlz.com	ir@mdlz.com
Mondelēz International Showcases Continued Progress on Sustainable Growth, Highlights Attractive Cakes and Pastries Opportunities at 2025 CAGNY Conference

•Doubling down on core categories of chocolate, biscuits and baked snacks supported by sustainable reinvestment
•Unique opportunity to win in large, fast-growing cakes and pastries adjacency

CHICAGO, February 18, 2025 – Mondelēz International, Inc. (NASDAQ: MDLZ) today will highlight its continued growth, portfolio transformation, and commitment to long-term value creation at the 2025 Consumer Analyst Group of New York (CAGNY) Conference. Chairman and Chief Executive Officer Dirk Van de Put and Chief Financial Officer Luca Zaramella will provide insights into the company’s strategic priorities and market leadership across key categories, including growth in attractive adjacencies like cakes and pastries.

“Our strong foundation of iconic brands and attractive categories position us for continued value creation,” said Dirk Van de Put, Chair and CEO of Mondelēz International. “We’re excited about our strong playbook to win in large and attractive adjacencies, like cakes and pastries, that provide a significant runway of growth opportunities.”

Delivering Resilient Growth
Mondelēz International has continued to deliver against its long-term growth algorithm, including 4.3% organic net revenue growth and 5.1% adjusted gross profit dollar growth in 2024, despite record cocoa input cost inflation, demonstrating consumers’ continued loyalty to their favorite chocolate, biscuits, and baked snacks brands. The Company’s $2 billion cakes and pastries business, which currently holds a #3 global share position, is growing share and is well-positioned to accelerate growth.

Mondelez International Internal

“We have always remained focused on a simple but proven playbook: Acquiring the right opportunities, executing a strong integration plan, and accelerating growth in our newly acquired brands through expanded distribution and elevated marketing capabilities,” said Chief Financial Officer Luca Zaramella.

Today’s CAGNY presentation will focus on four key areas of the Company’s strategy:
•Continuing progress on long-term, sustainable growth strategy – advancing portfolio reshaping and strong execution to deliver 90% of revenue from chocolate, biscuits and baked snacks
•Navigating record cocoa input costs while growing market leadership across trusted and loved brands
•Winning in the fast-growing, $97 billion cakes and pastries category, executing the Company’s proven playbook, and launching unique extensions of its widely loved chocolate and biscuit brands
•Unlocking value through cash generation and disciplined capital allocation – focusing on expanded free cash flow, growth-accretive M&A and balance sheet flexibility

Presentation and Materials
Simultaneous with the webcast for CAGNY participants, today’s presentation and accompanying slides will be available in the investor section of the Company’s website www.mondelezinternational.com and will remain available on the website following the webcast.

About Mondelēz International
Mondelēz International, Inc. (Nasdaq: MDLZ) empowers people to snack right in over 150 countries around the world. With 2024 net revenues of approximately $36.4 billion, MDLZ is leading the future of snacking with iconic global and local brands such as Oreo, Ritz, LU, Clif Bar and Tate's Bake Shop biscuits and baked snacks, as well as Cadbury Dairy Milk, Milka and Toblerone chocolate. Mondelēz International is a proud member of the Standard and Poor’s 500, Nasdaq 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com or follow the company on X at www.x.com/MDLZ.

Forward-Looking Statements
This press release contains forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “plan,” “continue” and similar expressions are intended to identify these forward-looking statements, including, but not limited to, statements of belief or expectation and statements about Mondelēz International’s leadership position in snacking. These forward-looking statements are subject to change and to inherent risks and uncertainties, many of which are beyond Mondelēz International’s control, which could cause Mondelēz International’s actual results or outcomes to differ materially from those projected or assumed in these forward-looking statements. Please also see Mondelēz International’s risk factors, as they may be amended from time to time, set forth in its filings with the U.S. Securities and Exchange Commission, including its most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. There may be other factors not presently known to Mondelēz International or which it currently considers to be immaterial that could cause Mondelēz International’s actual results to differ materially from those projected in any forward-looking statements it makes. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.